                                                          EXHIBIT 99


                     TXU ELECTRIC COMPANY AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                  (Unaudited)

                                                                                             Twelve Months Ended
                                                                                                  March 31,
                                                                                            ---------------------
                                                                                               2001       2000
                                                                                             ------     ------
                                                                                             Millions of Dollars

Operating revenues.......................................................................    $7,881     $6,273
                                                                                             ------     ------

Operating expenses
     Energy purchased for resale and fuel consumed.......................................     3,533      2,102
     Operation and maintenance...........................................................     1,451      1,329
     Depreciation and amortization.......................................................       612        646
     Income taxes........................................................................       394        375
     Taxes other than income.............................................................       563        543
                                                                                             ------     ------
           Total operating expenses......................................................     6,553      4,995
                                                                                             ------     ------

Operating income.........................................................................     1,328      1,278
                                                                                             ------     ------

Other income (deductions)
     Allowance for equity funds used during construction.................................         8          8
     Other income (deductions) -- net....................................................        14         (2)
     Income tax benefit (expense)........................................................        (2)        (3)
                                                                                             ------     ------
           Total other income (deductions)...............................................        20          3
                                                                                             ------     ------

Income before interest and other charges.................................................     1,348      1,281
                                                                                             ------     ------

Interest income..........................................................................         1          3

Interest expense and other charges
     Interest............................................................................       382        404
     Distributions on TXU Electric Company obligated, mandatorily redeemable, preferred securities of subsidiary trusts holding solely junior
          subordinated debentures of TXU Electric Company................................        69         68
     Allowance for borrowed funds used during construction and capitalized interest......       (10)        (8)
                                                                                             ------     ------
           Total  interest expense and other charges.....................................       441        464
                                                                                             ------     ------

Net income...............................................................................       908        820

Preferred stock dividends................................................................        10          9
                                                                                             ------     ------

Net income available for common stock....................................................    $  898     $  811
                                                                                             ======     ======